Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS OF CME GROUP

The unaudited pro forma condensed combined financial information is derived from the historical financial statements of Chicago Mercantile Exchange Holdings Inc. (“CME Holdings” and the predecessor to CME Group Inc. (“CME Group”)), CBOT Holdings, Inc. (“CBOT Holdings”) and NYMEX Holdings, Inc. (“NYMEX Holdings”). The unaudited pro forma condensed combined financial information is prepared using the purchase method of accounting, as defined by Financial Accounting Standard Board Statement of Financial Accounting Standards, “SFAS,” No. 141, Business Combinations, with CME Group treated as the acquirer. The unaudited pro forma condensed combined balance sheet as of June 30, 2008 is presented as if the merger with NYMEX Holdings and the estimated borrowings used to finance the merger occurred on June 30, 2008. The merger with CBOT Holdings was completed on July 12, 2007, and as such the acquired CBOT Holdings assets and liabilities are reflected in the unaudited pro forma condensed combined balance sheet at June 30, 2008. The unaudited pro forma condensed combined income statement for the year ended December 31, 2007 and the six months ended June 30, 2008 is presented as if the CBOT Holdings and NYMEX Holdings mergers and any related merger financing occurred on January 1, 2007.

CME Group and NYMEX Holdings combined their businesses under CME Group, a Delaware corporation. Pursuant to the Agreement and Plan of Merger, dated March 17, 2008, and as amended June 30, 2008, July 18, 2008 and August 7, 2008, by and among CME Group, CMEG NY Inc., a Delaware corporation and a subsidiary of CME Group (“Merger Sub”), NYMEX Holdings and New York Mercantile Exchange, Inc. (“NYMEX”) (the “Merger Agreement”), at the effective time of the merger, each issued and outstanding share of NYMEX Holdings common stock (other than shares owned by CME Group or NYMEX Holdings or any of their respective wholly-owned subsidiaries and any dissenting shares) was converted into the right to receive, at the election of each NYMEX Holdings shareholder, consideration in the form of CME Group Class A common stock (the “Stock Election”) or cash (the “Cash Election”). The cash consideration per share of NYMEX Holdings common stock for which a Cash Election was made was equal to $81.16, the sum of (i) 36.00 plus (ii) the product of (a) 0.1323 (defined as the “Exchange Ratio” for purposes of preparing the pro forma financials) times (b) $341.3720, the average closing sale price of CME Group Class A common stock on the Nasdaq for the period of ten consecutive trading days ending on the second full trading day prior to the effective time of the merger (the “Average CME Group Share Price”). The stock consideration per share of NYMEX Holdings common stock for which a Stock Election was made was 0.2378 shares of CME Group’s Class A common stock, which is equal to the cash consideration per share divided by the Average CME Group Share Price. The cash and stock consideration payable in the merger was subject to proration based on an approximately $3.4 billion mandatory cash component. Because the mandatory cash component was undersubscribed, NYMEX Holdings stockholders who elected to receive stock consideration in the merger received, per share of NYMEX Holdings common stock, approximately $7.29 in cash and 0.2164 shares of CME Group’s Class A common stock, plus additional cash in lieu of any fractional shares.

The allocation of the purchase price used in the unaudited pro forma condensed combined financial information is based on preliminary estimates. The estimates and assumptions are subject to change. The final determination of the allocation of the purchase price will be based on the actual tangible assets and liabilities, and intangible assets of NYMEX Holdings as of the effective time of the merger, as well as merger-related transaction costs. Under US generally accepted accounting principles (“US GAAP”), CME Group will have one year from the effective time of the merger to finalize the allocation of the purchase price.

The unaudited pro forma condensed combined financial information does not reflect the special dividend of $5.00 per share of CME Group’s Class A and Class B common stock that CME Group declared on August 22, 2008 to be paid on October 10, 2008 to shareholders of record as of September 25, 2008. The dividend was approximately $335.7 million.

Certain historical balances of NYMEX Holdings have been reclassified to conform to the pro forma combined presentation. Management expects that there could be additional reclassifications following the merger. Additionally, management will continue to assess NYMEX Holdings’ accounting policies for any additional adjustments that may be required to conform NYMEX Holdings’ accounting policies to those of CME Group.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only, addresses a hypothetical situation and therefore is not intended to represent the consolidated financial position or consolidated results of operations of CME Group that would have been reported had the mergers been completed as of the dates described above, and should not be taken as indicative of any future consolidated financial position or consolidated results of operations. The unaudited pro forma condensed combined statements of income do not reflect any revenue or cost savings from synergies that may be achieved with respect to the combined companies, or the impact of non-recurring items, including restructuring liabilities, directly related to the merger other than those realized from the CBOT Holdings merger and included in historical results for CME Group.

        The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of CME Group, CBOT Holdings and NYMEX Holdings included in CME Group’s Annual Report on Form 10-K filed with the SEC on February 28, 2008 for the period ending December 31, 2007, CME Group’s Quarterly Report on Form 10-Q filed with the SEC on August 7, 2008 for the period ending June 30, 2008, CME Group’s Current Report on Form 8-K, filed with the SEC on August 1, 2008 and CME Group’s Current Report on Form 8-K, filed with the SEC on September 15, 2008.

CME GROUP

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

At June 30, 2008

	CME Group Historical	NYMEX Holdings Historical	Pro Forma Adjustments	Note 3		CME Group Combined Pro Forma
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$1,067,644	$2,411	$(661,442)	(A	)	$408,613
Collateral from securities lending	—	558,367				558,367
Marketable securities	138,484	633,202	(680,299)	(A	)	91,387
Accounts receivable	237,346	63,119	(6,007)	(B	)	294,458
Other current assets	85,858	42,086	21,500	(A	)	149,444
Cash performance bonds and security deposits	971,560	70,516				1,042,076

Total current assets	2,500,892	1,369,701	(1,326,248)			2,544,345
Property, net of accumulated depreciation	389,828	173,707	108,038	(C	)	671,573
Intangible assets—trading products	7,987,000		8,000,000	(D	)	15,987,000
Intangible assets—other, net of accumulated amortization	1,804,467	280,796	1,655,000	(D	)	3,459,467
			(280,796)	(E	)
Goodwill	5,108,034	26,329	3,157,797	(F	)	8,265,831
			(26,329)	(E	)
Other assets	772,411	124,529				896,940

Total Assets	$18,562,632	$1,975,062	$11,287,462			$31,825,156

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$63,198	$18,188	$(6,007)	(B	)	$75,379
Payable under securities lending agreements	—	571,009				571,009
Short-term debt	164,938		483,498	(A	)	648,436
Other current liabilities	147,074	58,709	612,000	(E	)	205,783
			(612,000)	(A	)
Cash performance bonds and security deposits	971,560	70,516				1,042,076

Total current liabilities	1,346,770	718,422	477,491			2,542,683
Long-term debt	—	77,464	2,388,536	(A	)	2,466,000
Net deferred tax liabilities	3,809,926	—	3,537,565	(G	)	7,347,491
Other liabilities	77,567	136,469				214,036

Total Liabilities	5,234,263	932,355	6,403,592			12,570,210
Total Shareholders’ Equity	13,328,369	1,042,707	4,883,870	(H	)	19,254,946

Total Liabilities and Shareholders’ Equity	$18,562,632	$1,975,062	$11,287,462			$31,825,156

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

CME GROUP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Year Ended December 31, 2007

	CME Group Historical(1)	CBOT Holdings Historical(1)	CME Group- CBOT Holdings Pro Forma Adjustments	Note 4		CME Group- CBOT Holdings Combined	NYMEX Holdings Historical	NYMEX Holdings Pro Forma Adjustments	Note 3		CME Group Combined Pro Forma
	(in thousands, except per share data)
Revenues
Clearing and transaction fees	$1,427,320	$339,561				$1,766,881	$565,756				$2,332,637
Quotation data fees	145,054	52,475				197,529	95,951				293,480
Processing services	106,404	(47,987)				58,417	—	$(56,398)	(I	)	2,019
Access and communication fees	35,804	5,957				41,761	—				41,761
Other	41,519	17,524	$(140)	(AA	)	58,903	11,897				70,800

Total Revenues	1,756,101	367,530	(140)			2,123,491	673,604	(56,398)			2,740,697
Expenses
Compensation and benefits	263,347	47,207				310,554	81,660				392,214
Communications	43,471	8,758				52,229	5,740				57,969
Technology support services	50,480	19,076				69,556	—				69,556
Professional fees and outside services	53,142	74,474				127,616	16,311				143,927
Amortization of purchased intangibles	33,878	—	30,451	(AA	)	64,329	—	61,247	(D	)	125,576
Depreciation and amortization	105,653	25,099	(418)	(BB	)	130,334	13,776	2,770	(C	)	146,880
Occupancy and building operations	48,202	13,610				61,812	22,501				84,313
Licensing and other fee agreements	35,651	7,000				42,651	96,842	(56,398)	(I	)	83,095
Restructuring	8,892	—				8,892	—				8,892
Other	62,892	11,330				74,222	27,248				101,470

Total Expenses	705,608	206,554	30,033			942,195	264,078	7,619			1,213,892
Operating Income	1,050,493	160,976	(30,173)			1,181,296	409,526	(64,017)			1,526,805
Non-operating Income (Expense)
Investment income	73,059	14,161	(11,358)	(CC	)	75,862	23,347	(61,236)	(J	)	37,973
Securities lending interest income	121,494	—				121,494	91,908				213,402
Securities lending interest expense	(114,453)	—				(114,453)	(88,203)				(202,656)
Interest expense	(3,629)	(255)				(3,884)	(6,425)	(125,308)	(K	)	(135,617)
Guarantee of exercise right privileges	(17,167)	—				(17,167)	—				(17,167)
Equity in losses of unconsolidated subsidiaries	(13,995)	(769)				(14,764)	(35,371)				(50,135)

Total Non-Operating	45,309	13,137	(11,358)			47,088	(14,744)	(186,544)			(154,200)

Income before Income Taxes	1,095,802	174,113	(41,531)			1,228,384	394,782	(250,561)			1,372,605
Income tax provision	(437,269)	(90,980)	16,612	(DD	)	(511,637)	(170,743)	100,224	(L	)	(582,156)

Net Income	$658,533	$83,133	$(24,919)			$716,747	$224,039	$(150,337)			$790,449

Earnings per Share:
Basic	$15.05					$13.22	$2.37				$11.85
Diluted	14.93					13.13	2.36				11.77
Weighted Average Number of Shares:
Basic	43,754		10,470	(EE	)	54,224	94,489	(81,988)	(M	)	66,725
Diluted	44,107		10,492	(EE	)	54,599	94,856	(82,307)	(M	)	67,148

(1)	CBOT Holdings historical amounts include the financial results for January 1, 2007 through July 12, 2007. CME Group historical amounts include the financial results of CBOT Holdings for July 13, 2007 through December 31, 2007.

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

CME GROUP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Six Months Ended June 30, 2008

	CME Group Historical	NYMEX Holdings Historical	NYMEX Holdings Pro Forma Adjustments	Note 3		CME Group Combined Pro Forma
Revenues
Clearing and transaction fees	$983,559	$359,451				$1,343,010
Quotation data fees	116,637	53,126				169,763
Processing services	36,034	—	$(34,996)	(I	)	1,038
Access and communication fees	21,300	—				21,300
Other	30,768	7,106				37,874

Total Revenues	1,188,298	419,683	(34,996)			1,572,985
Expenses
Compensation and benefits	146,877	39,863				186,740
Communication	27,622	2,678				30,300
Technology support services	35,112	—				35,112
Professional fees and outside services	30,825	8,205				39,030
Amortization of purchased intangibles	34,111	—	26,624	(D	)	60,735
Depreciation and amortization	68,782	7,029	1,385	(C	)	77,196
Occupancy and building operations	33,944	11,653				45,597
Licensing and other fee agreements	25,539	54,969	(34,996)	(I	)	45,512
Restructuring	2,016	—				2,016
Other	41,349	23,054				64,403

Total Expenses	446,177	147,451	(6,987)			586,641
Operating Income	742,121	272,232	(28,009)			986,344
Non-Operating Income (Expense)
Investment income	23,423	6,836	(30,259)	(J	)	—
Gain (losses) on derivative investments	(15,262)					(15,262)
Securities lending interest income	23,644	12,597				36,241
Securities lending interest expense	(18,219)	(10,281)				(28,500)
Interest expense	(3,344)	(3,173)	(62,653)	(K	)	(69,170)
Guarantee of exercise right privileges	4,773	—				4,773
Equity in losses of unconsolidated subsidiaries	(7,870)	26,406				18,536
Other expenses	(8,465)	—				(8,465)

Total Non-Operating	(1,320)	32,385	(92,912)			(61,847)

Income before Income Taxes	740,801	304,617	(120,921)			924,497
Income tax provision	(256,071)	(139,120)	48,368	(L	)	(346,823)

Net Income	$484,730	$165,497	$(72,553)			$577,674

Earnings Per Share:
Basic	$8.96	$1.75				$8.67
Diluted	8.91	1.74				8.63
Weighted Average Number of Shares:
Basic	54,125	94,786	(82,246)	(M	)	66,665
Diluted	54,390	94,981	(82,415)	(M	)	66,956

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION FOR CME GROUP

1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information is derived from the historical financial statements of CME Holdings (the predecessor to the CME Group), CBOT Holdings and NYMEX Holdings. The unaudited pro forma condensed combined financial information is prepared using the purchase method of accounting, with the Issuer treated as the acquirer. The unaudited pro forma condensed combined balance sheet as of June 30, 2008 is presented as if the merger with NYMEX Holdings and the estimated borrowings used to finance the merger occurred on June 30, 2008. The merger with CBOT Holdings was completed on July 12, 2007, and as such the acquired CBOT Holdings assets and liabilities are reflected in the unaudited pro forma condensed combined balance sheet at June 30, 2008. The unaudited pro forma condensed combined income statements for the year ended December 31, 2007 and the quarter ended June 30, 2008 are presented as if the CBOT Holdings and NYMEX Holdings mergers and any related merger financing occurred on January 1, 2007 with the actual results of CBOT Holdings included with CME Group beginning July 13, 2007.

In accordance with SFAS No. 141, Business Combinations, the purchase price has been allocated to tangible and identifiable intangible assets acquired and liabilities assumed based on a preliminary estimate of NYMEX Holdings’ fair values as of an assumed effective time of the merger of June 30, 2008. The excess of the purchase price over the net assets acquired has been recorded as goodwill. Significant assumptions and estimates have been used in determining the preliminary purchase price and preliminary allocation of the purchase price in the unaudited pro forma condensed combined financial information. Under US GAAP, CME Group has one year from the effective time of the merger to finalize the allocation of the purchase price.

Certain historical balances of CME Group, CBOT Holdings and NYMEX Holdings have been reclassified in the financial statements to conform to the pro forma combined presentation. Management expects that there could be additional reclassifications in both the balance sheet and statement of income following the merger. Additionally, management will continue to assess NYMEX Holdings’ accounting policies for any additional adjustments that may be required to conform NYMEX Holdings’ accounting policies to those of CME Group.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to represent the consolidated financial position or consolidated results of operations of CME Group that would have been reported had the merger been completed as of the dates described above, and should not be taken as indicative of any future consolidated financial position or consolidated results of operations. The unaudited pro forma condensed combined statements of income do not reflect any revenue or cost savings synergies that may be achieved with respect to the combined companies, or the impact of non-recurring items, including restructuring liabilities, directly related to the merger other than those realized from the CBOT Holdings merger and included in historical results for CME Group.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of CME Group, CBOT Holdings and NYMEX Holdings included in CME Group’s Annual Reports on Form 10-K filed with the SEC on February 28, 2008 for the period ending December 31, 2007, CME Group’s Quarterly Report on Form 10-Q filed with the SEC on August 7, 2008 for the period ending June 30, 2008, CME Group’s Current Report on 8-K, filed with the SEC on August 1, 2008 and CME Group’s Current Report on Form 8-K, filed with the SEC on September 15, 2008.

2. Purchase Price

On March 17, 2008, CME Group and NYMEX Holdings entered into a definitive merger agreement. The merger became effective on August 22, 2008.

Due to the recency of the merger’s effective time, the preliminary purchase price for NYMEX Holdings discussed below, is estimated based on information which has previously been made publicly available. The actual purchase price will be based on the value of CME Group Class A common stock issued to the NYMEX Holdings shareholders, cash paid in lieu of CME Group Class A common stock to the NYMEX Holdings shareholders, the fair value of NYMEX Holdings stock options and restricted stock units exchanged for CME Group stock options and restricted stock awards, and the actual transaction-related costs of CME Group.

The allocation of the estimated purchase price discussed below is also preliminary. Under US GAAP, CME Group has one year from the effective time of the merger to finalize the allocation of the purchase price. The final allocation of the purchase price will be based on the fair value of the assets and liabilities of NYMEX Holdings at the effective time of the merger. Any increases or decreases in the fair value of assets and liabilities will result in an adjustment to goodwill.

For purposes of the unaudited pro forma condensed combined financial information, CME Group has used NYMEX Holdings’ assets and liabilities as of June 30, 2008 as the basis for developing fair value estimates. The final valuation of identifiable intangible assets may change significantly from the preliminary estimates, which could result in a material change in the amortization of intangible assets. The fair value of stock-based payments exchanged and the portion of value associated with unearned stock-based compensation could change based on stock-based payment activity through the effective time of the merger, which could materially change the valuation of stock-based payments and the unearned stock-based compensation charges recorded as of the effective time of the merger, as well as the associated future stock-based compensation expense. Additionally, changes in the balances of NYMEX Holdings’ cash, marketable securities and other tangible assets and liabilities could be substantial from June 30, 2008 to the effective time of the merger.

The unaudited pro forma condensed combined financial information does not include all of the potential effects of restructuring certain activities of pre-merger CME Group’s or NYMEX Holdings’ operations, nor does it include any additional borrowings that may be required to finance any related restructuring activities. These restructuring liabilities, once determined, may be material and may include additional costs for severance, costs of vacating facilities and costs to exit or terminate other duplicative activities. Liabilities related to restructuring NYMEX Holdings’ operations could be recorded as an adjustment to the purchase price and an increase in goodwill. Liabilities related to restructuring CME Group’s operations would be recorded as expenses in CME Group’s statements of income in the period that the costs are incurred.

CME Group assumed the holders of NYMEX Holdings common stock would receive approximately $3,412,764,000 of cash consideration. Based on this assumption, the total preliminary purchase price was estimated at $9,540,472,000, including estimated NYMEX Holdings stock options and restricted stock units exchanged and merger-related transaction costs. The preliminary purchase price consists of the following:

(amounts in thousands, except per share data)
Acquisition of the outstanding common stock of NYMEX Holdings:
In cash (94,799 shares of NYMEX Holdings common stock x $36.00 per share)(i)	$3,412,764
In exchange for CME Group Class A common stock (94,799 shares of NYMEX Holdings common stock x 0.1323 x $473.00 per share)(ii)	5,932,366
Estimated fair value of NYMEX Holdings stock options and restricted stock units exchanged(iii)	53,442
Merger-related transaction costs(iv)	141,900

Total preliminary purchase price	$9,540,472

(i)	Pursuant to the Merger Agreement, as amended, the mandatory cash component of the consideration is equal to the product of the number of shares of NYMEX Holdings common stock outstanding at the effective time of the merger and $36.00 per share. At June 30, 2008, NYMEX Holdings had 94,799 shares of common stock issued. All common stock issued was assumed to be outstanding for the purposes of this calculation.
(ii)	The number of shares of NYMEX Holdings common stock exchanged for CME Group Class A common stock is equal to the total number of shares of NYMEX Holdings common stock outstanding multiplied by the Exchange Ratio of 0.1323. The share price of $473.00 used to calculate the value of CME Group Class A common stock issued in exchange for NYMEX Holdings common stock is based on the average closing price of CME Group Class A common stock for the five-day period beginning two days before and ending two days after March 17, 2008 (the merger announcement date).
(iii)

Under NYMEX Holdings’ current equity incentive plan, 1,427,200 stock options and 187,571 restricted stock units were outstanding at March 31, 2008. For purposes of preparing pro forma information, the fair value of estimated stock options and restricted stock awards units was determined using a share price of $308.55, the closing price of CME Group Class A common stock on July 15, 2008. The final fair value will be calculated using the closing share price on the trading day prior to the effective time of the merger. The fair value of stock options was calculated using a Black-Scholes valuation model with the following assumptions: expected life of 4.3 to 5.5 years; risk-free interest rate of 3.0% to 3.2%; expected volatility of 44%; and a dividend yield of 1.5%. The fair value of restricted stock awards was estimated as $308.55 per share, the closing price of CME Group Class A common stock on July 15, 2008. The portion of the estimated fair value of unvested NYMEX Holdings stock options and restricted stock units related to future service, assuming a closing date of July 15, 2008, is allocated to unearned stock-based compensation and will be expensed over the remaining expected vesting period. This stock-based compensation expense, estimated at $33.6 million, is considered a non-recurring charge directly related to the merger, and as such, is not included in the unaudited pro forma condensed combined statements of income.

CME Group intends to retain all of the rights, terms and conditions of the agreements under which stock options and restricted stock units were originally granted by NYMEX Holdings, including provisions for accelerated vesting upon termination subsequent to a change in control. Until the impact of the restructuring on combined operations has been assessed, management cannot finalize its estimate of stock-based compensation expense that will be recorded during any vesting period occurring after the merger.
(iv)	Merger-related transaction costs include CME Group’s estimate of investment banking, legal and accounting fees and other external costs directly related to the merger, including fees paid for fairness opinions. Investment banking fees payable by NYMEX Holdings to its financial advisors are variable in nature and are calculated as 0.24% of the total aggregate merger consideration for each of its financial advisors. These costs do not reflect required reductions in certain transaction costs related to the merger included in the Merger Agreement and related to the NYMEX acquisition.

The purchase price will be allocated to NYMEX Holdings’ tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the effective time of the merger. The following is a summary of the preliminary purchase price allocation as reflected in the unaudited pro forma condensed combined balance sheet at June 30, 2008:

(in thousands)
Net tangible assets:
Cash and cash equivalents	$2,411
Marketable securities	633,202
Property, net	281,745
Other assets and liabilities, net	(73,738)

843,620
Identifiable intangible assets	9,655,000
Liability assumed for the Membership Rights Payment	(612,000)
Net deferred tax liability	(3,537,565)
Unearned stock-based compensation	33,620
Goodwill	3,157,797

Total preliminary purchase price	$9,540,472

3. NYMEX Holdings Merger Pro Forma Adjustments

(A)	To record the estimated effects of funding the merger.

(in thousands)
Proceeds from liquidation of marketable securities	$680,299
Proceeds from short-term debt(i)	648,436
Proceeds from long-term debt(i)	2,466,000
Cash paid for NYMEX Holdings common stock	(3,412,764)
Cash paid to members for the Membership Rights Payment	(612,000)
Cash paid for payoff of existing commercial paper debt	(164,938)
Cash paid for payoff of existing NYMEX debt	(77,464)
Cash paid for transaction costs	(141,900)
Cash paid for make-whole payment for NYMEX debt	(25,611)
Cash paid for debt financing fees	(21,500)

Total pro forma adjustments	$(661,442)

(i)	This does not reflect a refinancing of CME Group’s existing short-term debt or NYMEX Holdings’ existing long-term debt.

        In connection with the merger, NYMEX, NYMEX Holdings and CME Group agreed that if the merger was consummated, each NYMEX Class A member, as of the effective time of the merger, who executes and delivers a waiver and release of any and all claims against NYMEX, NYMEX Holdings, CME Group or any of their affiliates within sixty days after the consummation of the merger (by October 21, 2008) will receive a Membership Rights Payment of $750,000 with respect to each NYMEX Class A membership such member owns of record, or a total of approximately $612.0 million if all members execute a waiver and release (the “Membership Rights Payment”). A portion of marketable securities is assumed to be liquidated in order to provide funding for the Membership Rights Payment as well as merger-related non-recurring costs.

(B)	To eliminate the effects of open invoices for processing services provided by Chicago Mercantile Exchange Inc. (“CME”) to NYMEX.

(C)	To adjust the book value of NYMEX Holdings property to its preliminary estimated fair value.

	Historical Amount, net	Preliminary Fair Value	Increase	Estimated Useful Life	Annual Depreciation	Six Months Depreciation
	(dollars in thousands)
Building	$146,444	$254,482	$108,038	39 years	$2,770	$1,385
Other property	27,263	27,263	—	3 - 15 years	—	—

Total pro forma adjustments	$173,707	$281,745	$108,038		$2,770	$1,385

Depreciation expense has been calculated using a straight-line method over the estimated useful life.

(D)	To record identifiable intangible assets at their preliminary estimated fair values. Fair values for trade name and open interest intangible assets have been estimated using an income approach. Fair values for all other intangible assets were estimated using a multi-period excess earnings method. Amortization expense has been calculated using a straight-line method over the estimated useful life.

	Preliminary Fair Value	Estimated Useful Life (in years)	Annual Amortization	Six Months Amortization
	(dollars in thousands)
Trade name	$240,000	Indefinite	—	—
Market data customer relationships(i)	160,000	30	5,333	2,667
Clearing firm relationships(i)	1,200,000	30	40,000	20,000
Trading products(ii)	8,000,000	Indefinite	—	—
Clearport technology	15,000	5	3,000	1,500
Open interest	8,000	0.5	8,000	—
Real estate intangibles	26,000	7	3,714	1,857
Other	6,000	5	1,200	600

Total pro forma adjustments	$9,655,000		$61,247	$26,624

(i)	Based on information currently available, the fair values of market data customer relationships and clearing firm relationships, both of which are non-contractual, have been amortized using the straight-line method.
(ii)	An indefinite life was assumed for the trading products. Some of these products have traded at NYMEX for decades and authorizations by the CFTC to trade these products are perpetual. Moreover, a historical analysis of the trading volume data demonstrates that these volumes have increased annually for the past few decades and management does not anticipate a decline in volume or a discontinuation of these products.

(E)	To eliminate existing goodwill and intangible assets acquired by NYMEX Holdings in prior transactions and to record the liability assumed for the Membership Rights Payment.

(F)	To record the preliminary fair value of goodwill. Goodwill resulting from the merger is not amortized. It will be assessed for impairment at least annually in accordance with SFAS No. 142, Goodwill and Other Intangible Assets.

(G)	To record net deferred tax liabilities related to tangible assets and liabilities and identifiable intangible assets:

(dollars in thousands)
Increase in value of property	$108,038
Fair value of identifiable intangible assets	9,655,000
Liability assumed for the Membership Rights Payment	(612,000)
Write-off of NYMEX Holdings’ existing intangible assets	(280,796)
Write-off of NYMEX Holdings’ existing goodwill	(26,329)

8,843,913
Estimated statutory tax rate	40%

Net deferred tax liabilities resulting from allocation of purchase price	$3,537,565

(H)	To record the following adjustments to shareholders’ equity:

(in thousands)
New shares of CME Group Class A common stock issued in exchange for NYMEX Holdings common stock	$5,932,366
Preliminary value of NYMEX Holdings stock options and restricted stock units exchanged in the merger	53,442
Unearned stock-based compensation related to unvested NYMEX Holdings stock options and restricted stock units	(33,620)
Make whole payment related to the NYMEX debt payoff	(25,611)
Elimination of NYMEX Holdings historical shareholders’ equity	(1,042,707)

Total pro forma adjustments	$4,883,870

(I)	To eliminate the effect of processing services provided by CME to NYMEX.

(J)	To record interest income lost as a result of the liquidation of cash and cash equivalents and marketable securities to fund the merger and the Membership Rights Payment:

	Annual Interest Lost	Six Months Interest Lost
	(dollars in thousands)
Liquidated cash and cash equivalents	$661,442	$661,442
CME Group’s historical tax-equivalent yield	4.05%	4.05%

Interest income lost	$26,775	$13,387

Liquidated marketable securities	$680,299	$680,299
CME Group’s historical tax-equivalent yield	5.07%	5.07%

Interest income lost	$34,461	$17,230

Estimated adjustments	$61,236	$30,617

Total pro forma adjustments, limited to lesser of historical combined investment income or estimated adjustment	$61,236	$30,259

(K)	To record the borrowing by CME Group to partially finance the $3.4 billion cash payment to NYMEX Holdings shareholders as part of the merger. Interest expense on the debt was calculated using various interest rates ranging from 2.46% to 5.40%, which was estimated based on the 3-month LIBOR rate at August 15, 2008, adjusted for CME Group’s current credit spread. This interest rate represents an estimate at which CME Group believes it can currently raise capital in the public and private debt markets. Anticipated debt issuance costs of $21.5 million have been capitalized and are amortized over the term of debt, which is currently expected to range from one to five years, using the straight-line method for estimation purposes only. The unaudited pro forma condensed combined statements of income do not assume reductions in interest based on anticipated principal repayments.

Pro forma interest expense adjustments were calculated as follows:

	Annual Interest Expense	Six Month Interest Expense
Floating rate notes, due 2009	$250,000	$250,000
Interest rate	3.01%	3.01%

Interest expense	$7,522	$3,761
Floating rate notes, due 2010	$300,000	$300,000
Interest rate	3.46%	3.46%

Interest expense	$10,376	$5,188
5.40% notes, due 2013	$750,000	$750,000
Interest rate	5.40%	5.40%

Interest expense	$40,500	$20,250
Revolving line of credit	$995,500	$995,500
Interest rate	2.46%	2.46%

Interest expense	$24,477	$12,238
Funded term loan, due 2009	$420,500	$420,500
Interest rate	3.81%	3.81%

Interest expense	$16,016	$8,008
Bridge facility	$398,436	$398,436
Interest rate	2.46%	2.46%

Interest expense	$9,797	$4,898

Total interest expense	108,688	54,343
Amortization of capitalized debt issuance costs	12,696	6,348
Annual debt maintenance costs	3,924	1,962

Total pro forma adjustments	$125,308	$62,653

An interest rate change of 1/8th of one percent would have a $3.9 million impact on the anticipated total annual interest expense.

Beginning August 28, 2008, CME Group repaid all amounts outstanding under the $1.3 billion 364-day senior unsecured revolving loan facility with certain financial institutions and other persons party thereto as lenders and Bank of America, N.A. as agent for such lenders (the “Bridge Facility”) with proceeds of borrowings of $1.9 billion under its commercial paper program for the issuance from time to time of unsecured commercial paper notes in an aggregate amount not to exceed $2.3 billion. The commercial paper was issued with interest rates ranging from 2.1% to 2.3%.

(L)	To record the federal and state income tax effects on the pro forma adjustments. Income tax effects have been calculated using CME Group’s estimated statutory tax rate of 40%. The pro forma combined income tax expense does not reflect the amounts that would have resulted had CME Group and NYMEX Holdings filed consolidated income tax returns during the periods presented.

(M)	To adjust the weighted average number of shares outstanding used to determine basic and diluted pro forma earnings per share based upon the exchange of NYMEX Holdings common stock for CME Group Class A common stock, as follows (shares in thousands):

		Year Ended December 31, 2007	Six Months Ended June 30, 2008
Basic Computation:
NYMEX Holdings historical weighted average shares	[a]	94,489	94,786
Exchange Ratio		0.1323	0.1323

CME Group new shares issued	[b]	12,501	12,540

Pro forma adjustment	[b] – [a]	(81,988)	(82,246)

Diluted Computation:
NYMEX Holdings historical weighted average shares	[a]	94,856	94,981
Exchange Ratio		0.1323	0.1323

CME Group new shares issued	[b]	12,549	12,566

Pro forma adjustment	[b] – [a]	(82,307)	(82,415)

4. CBOT Holdings Merger Pro Forma Adjustments

(AA)	To record the pro forma adjustment for the amortization of identifiable intangible assets acquired in the merger with CBOT Holdings.

(BB)	To record depreciation related to the fair value adjustments of CBOT Holdings’ buildings and other property.

(CC)	To record interest income lost on the liquidation of cash and cash equivalents and marketable securities used to fund CBOT Holdings’ special dividend paid in conjunction with the closing of the CBOT Holdings merger.

(DD)	To record the federal and state income tax effects on the pro forma adjustments. Income tax effects have been calculated using CME Group’s estimated statutory tax rate of 40%.

(EE)	To record the pro forma adjustment for the exchange of CBOT Holdings common stock for CME Group Class A common stock.